Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Applied Energetics, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	457(o)		$		$0.0001381	$
Fees to be Paid	Equity	Preferred Stock	(2)	457(o)				0.0001381
Fees to be Paid	Other	Warrants	(3)	457(o)				0.0001381
Fees to be Paid	Other	Subscription Rights	(4)	457(o)				0.0001381
Fees to be Paid	Debt	Debt Securities	(5)	457(o)				0.0001381
Fees to be Paid	Other	Units	(6)	457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(7)	457(o)		$	$300,000,000.00	0.0001381		$41,430.00

Total Offering Amounts:							$300,000,000.00			41,430.00
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$41,430.00

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Offering Note(s)

(1)	The Registrant is registering an indeterminate number of shares of Common Stock, Preferred Stock, Warrants, Subscription Rights, Debt Securities and Units, up to a proposed aggregate offering price of $300 million, which may be offered from time to time in unspecified numbers and at indeterminate prices. There is being registered hereunder an indeterminate number of shares of Common Stock and Preferred Stock, Warrants, Subscription Rights, Debt Securities and Units as may be sold, from time to time.

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price of all securities listed.

(2)	The Registrant is registering an indeterminate number of shares of Common Stock, Preferred Stock, Warrants, Subscription Rights, Debt Securities and Units, up to a proposed aggregate offering price of $300 million, which may be offered from time to time in unspecified numbers and at indeterminate prices. There is being registered hereunder an indeterminate number of shares of Common Stock and Preferred Stock, Warrants, Subscription Rights, Debt Securities and Units as may be sold, from time to time.

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price of all securities listed.

(3)	The Registrant is registering an indeterminate number of shares of Common Stock, Preferred Stock, Warrants, Subscription Rights, Debt Securities and Units, up to a proposed aggregate offering price of $300 million, which may be offered from time to time in unspecified numbers and at indeterminate prices. There is being registered hereunder an indeterminate number of shares of Common Stock and Preferred Stock, Warrants, Subscription Rights, Debt Securities and Units as may be sold, from time to time.

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price of all securities listed.

(4)	The Registrant is registering an indeterminate number of shares of Common Stock, Preferred Stock, Warrants, Subscription Rights, Debt Securities and Units, up to a proposed aggregate offering price of $300 million, which may be offered from time to time in unspecified numbers and at indeterminate prices. There is being registered hereunder an indeterminate number of shares of Common Stock and Preferred Stock, Warrants, Subscription Rights, Debt Securities and Units as may be sold, from time to time.

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price of all securities listed.

(5)	The Registrant is registering an indeterminate number of shares of Common Stock, Preferred Stock, Warrants, Subscription Rights, Debt Securities and Units, up to a proposed aggregate offering price of $300 million, which may be offered from time to time in unspecified numbers and at indeterminate prices. There is being registered hereunder an indeterminate number of shares of Common Stock and Preferred Stock, Warrants, Subscription Rights, Debt Securities and Units as may be sold, from time to time.

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price of all securities listed.

(6)	The Registrant is registering an indeterminate number of shares of Common Stock, Preferred Stock, Warrants, Subscription Rights, Debt Securities and Units, up to a proposed aggregate offering price of $300 million, which may be offered from time to time in unspecified numbers and at indeterminate prices. There is being registered hereunder an indeterminate number of shares of Common Stock and Preferred Stock, Warrants, Subscription Rights, Debt Securities and Units as may be sold, from time to time.

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price of all securities listed.

(7)	The Registrant is registering an indeterminate number of shares of Common Stock, Preferred Stock, Warrants, Subscription Rights, Debt Securities and Units, up to a proposed aggregate offering price of $300 million, which may be offered from time to time in unspecified numbers and at indeterminate prices. There is being registered hereunder an indeterminate number of shares of Common Stock and Preferred Stock, Warrants, Subscription Rights, Debt Securities and Units as may be sold, from time to time.

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price of all securities listed.